                                                                     EXHIBIT 3.3

                AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

                                       OF

                         LEGGETT & PLATT, INCORPORATED
--------------------------------------------------------------------------------

TO:  Honorable Rebecca McDowell Cook
     Secretary of State
     State of Missouri
     Corporation Division
     PO Box 778
     Jefferson City, MO 65102

     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

                                       I.

     The present name of the Corporation is Leggett & Platt, Incorporated. The name under which it was originally organized was Leggett & Platt Spring Bed and Manufacturing Company.

                                      II.

     An amendment to the Corporation's Restated Articles of Incorporation was adopted by the shareholders on May 12, 1999.

                                      III.

     The amendment is as follows:

     The introductory paragraph of Article III is amended to read in its entirety as follows:

          "The aggregate number of shares which the corporation shall have the authority to issue is Six Hundred Million (600,000,000) shares of Common Stock of One Cent ($.01) par value and One Hundred Million (100,000,000) shares of Preferred Stock without par value."

                                      IV.

     The only class of the Corporation's securities entitled to vote on this amendment was the Corporation's Common Stock, $.01 par value. Of the 197,803,977 shares of Common Stock, $.01 par value, issued and outstanding, 173,772,729 shares were entitled to vote on the amendment. No outstanding shares in any class of securities were entitled to vote as a class on the amendment.

     The number of shares of Common Stock, $.01 par value, voted for and against the amendment was as follows:

     No. of Shares Voted For   No. of Shares Voted Against   No. of Shares Abstained
     -----------------------   ---------------------------   -----------------------
          145,869,529                  27,449,683                   453,517

     IN WITNESS WHEREOF, the undersigned, Ernest C. Jett, Vice President of Leggett & Platt, Incorporated, has executed this instrument and Shonna L. Koch, Assistant Secretary of Leggett & Platt, Incorporated, has affixed its corporate seal hereto and attested said seal on the 20th day of May, 1999.


(CORPORATE SEAL)                         LEGGETT & PLATT, INCORPORATED
ATTEST:


/s/ SHONNNA L. KOCH                      /s/ ERNEST C. JETT
------------------------------------     ---------------------------------------
Shonna L. Koch, Assistant Secretary      Ernest C. Jett, Vice President


State of MISSOURI  )
                   )  ss.
County of JASPER   )

     I, Valerie L. Day, a Notary Public, do hereby certify that on this 20th day of May, 1999, personally appeared before me Ernest C. Jett who, being by me first duly sworn, declared that he is the Vice President of Leggett & Platt, Incorporated, that he signed the foregoing documents as Vice President of the Corporation, and that the statements therein contained are true.


(Notarial Seal)                         /s/ VALERIE L. DAY
                                        ----------------------------------------
                                                    Notary Public

                                        My Commission Expires: 6/27/2000